UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2012

AMERICAN MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52403

(Commission File Number)

20-3373669

(IRS Employer Identification No.)

970 Caughlin Crossing, Suite 100

Reno, Nevada 89519

(888) 505-5808

(Address Of Principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2012, Thomas Mills resigned as the Chief Executive Officer, President, Secretary, Treasurer and director of the Registrant. Mr. Mills advised the Registrant that he was resigning from his position as an officer and director of the Registrant for personal reasons and not because of any disagreement with the Registrant. The Board of Directors accepted Mr. Mills’ resignation from each of the aforementioned positions effective as of April 14, 2012.

Also on April 14, 2012, John Allen, 46, was appointed as the Chief Executive Officer, President, Secretary, Treasurer and director of the Registrant. Mr. Allen was a Managing Director of Hedge Fund Research, LLC, in Chicago, Illinois from 1999 through to 2002. Since then, he has provided business consulting services to privately held, early stage companies, specializing in strategy development and execution, business planning, and information technology. From 2011 to 2012 Mr. Allen was the President, Chief Executive Officer, President, Secretary, Treasurer and director of Castmor Resources Ltd., a mineral exploration company having mineral exploration interests in Labrador, Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MINING CORPORATION

/s/ John Allen
John Allen
President
Date: April 16, 2012